Exhibit 10.6

FORM OF LOCKUP AGREEMENT

This LOCKUP AGREEMENT (this “Agreement”) is entered into as of [●], 2023, by and among Grafiti Holding Inc., a British Columbia Company (“Spinco”), Damon Motors Inc., a company organized under the laws of the Province of British Columbia, Canada (the “Company”) and the undersigned Company Securityholders (as such term is defined in the Business Combination Agreement (as defined below) (each such undersigned Company Securityholder, a “Securityholder”). Each of Spinco, the Company and the Securityholders are sometimes referred to herein individually as a “Party” and collectively as the “Parties”. Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to them in the Business Combination Agreement (defined below).

RECITALS

WHEREAS, Inpixon, a Nevada corporation (the “Parent”), 1444842 B.C. Ltd., a British Columbia company and a direct, wholly-owned subsidiary of Spinco, Spinco and the Company have entered into a Business Combination Agreement (as may be amended, restated or otherwise modified from time to time in accordance with its terms, the “Business Combination Agreement”), pursuant to which, the parties thereto intend to carry out a business combination, which shall include an arrangement on the terms and subject to the conditions set forth in a plan of arrangement under Part 9 Division 5 of the Business Corporations Act (British Columbia), substantially in the form attached as Exhibit A to the Business Combination Agreement (the “Plan of Arrangement”), subject to any amendments or variations to the Plan of Arrangement, including at the direction of the Court in the Final Order, with the prior written consent of the Company and the Parent, each acting reasonably;

WHEREAS, in consideration for the benefits to be received by each Securityholder in connection with the Business Combination Agreement, such Securityholder agrees to enter into this Agreement and to be bound by the agreements, covenants and obligations contained in this Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual promises set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, each intending to be legally bound, hereby agree as follows:

AGREEMENT

1.	Covenants and Agreements.

a.	Each Securityholder agrees that, commencing at the Effective Time and continuing for 180 days following the Effective Date, it, he or she shall not Transfer (i) any Spinco Common Shares it, he or she is issued as consideration in the Plan of Arrangement and pursuant to Section 1.13 of the Business Combination Agreement, (ii) any Converted Option or Converted Warrant that it, he or she is issued as consideration in the Plan of Arrangement and pursuant to Section 1.13 of the Business Combination Agreement, or (iii) any Spinco Common Shares it, he or she is issued upon exercise or conversion of a Converted Option or Converted Warrant that it, he or she is issued as consideration in the Plan of Arrangement (collectively, and excluding any portion of such securities that has been released pursuant to the release schedule set forth below, the “Lockup Securities”), subject to the following release schedule:

i.	20% of each of (i) the Spinco Common Shares; (ii) the Converted Warrants (including Spinco Common Shares issued on exercise of such Converted Warrants); and (iii) the Converted Options (including the Spinco Common Shares issued on exercise of such Converted Options) that collectively make up the Lockup Securities may be Transferred at and following the Effective Time;

ii.	40% of each of (i) the Spinco Common Shares; (ii) the Converted Warrants (including Spinco Common Shares issued on exercise of such Converted Warrants); and (iii) the Converted Options (including the Spinco Common Shares issued on exercise of such Converted Options) that collectively make up the Lockup Securities may be Transferred at and following the 90th day following the Effective Date; and

iii.	40% of each of (i) the Spinco Common Shares; (ii) the Converted Warrants (including Spinco Common Shares issued on exercise of such Converted Warrants); and (iii) the Converted Options (including the Spinco Common Shares issued on exercise of such Converted Options) that collectively make up the Lockup Securities may be Transferred at and following the 180th day following the Effective Date.

Notwithstanding the foregoing, 100% of the Lockup Securities may be Transferred at and following the date on which the Closing Price (as defined below) of the Spinco Common Shares has exceeded the Nasdaq Threshold Price (as defined below) for a total of 20 consecutive Trading Days (as defined below).

For purposes of this Agreement:

i.	“Transfer” means, directly or indirectly, to (i) offer, pledge, assign, encumber, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of any Lockup Securities, (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, the economic consequence of ownership of the Lockup Securities, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of the Lockup Securities or other securities, in cash or otherwise, or publicly announce an intention to do any of the foregoing, and (iii) make any demand for or exercise any right with respect to the registration of any of the Lockup Securities; provided, however, that a direct or indirect transfer or change in ownership of any Securityholder (whether by sale, issuance of equity securities, grant, hypothecation, pledge or otherwise) shall not be deemed a “Transfer”.

ii.	“Closing Price” means the Nasdaq official closing price of the Spinco Common Shares as recorded on the Nasdaq’s official website (https://www.nasdaq.com).

iii.	“Nasdaq Threshold Price” means 150% of the initial listing price per share of the Spinco Common Shares on the Nasdaq (subject to appropriate adjustment for any stock dividend, stock split, stock combination, rights offering, reclassification or similar transaction that proportionately decreases or increases the Spinco Common Shares).

iv.	“Trading Day” means a day on which the Nasdaq is open for trading.

b.	Notwithstanding Section 1(a) above, Transfers of Lockup Securities are permitted: (i) to any Affiliate of the Securityholder; (ii) in the case of an individual, by bona fide gift to a member of such individual’s immediate family or to a trust, the beneficiaries of which are members of such individual’s immediate family or an Affiliate of such individual, or to a charitable organization; (iii) in the case of an individual, by virtue of laws of descent and distribution upon death of such individual; (iv) in the case of an individual, pursuant to a qualified domestic relations order; (v) in the case of a trust, by distribution to one or more of the permissible beneficiaries of such trust; (vi) in the case of an individual, to a partnership, limited liability company or other entity of which such individual and/or the immediate family of such individual are the sole legal and beneficial owners of such entity; (vii) in the case of an entity, by virtue of the laws of the state of such entity’s organization and such entity’s organizational documents upon dissolution of such entity; (viii) pursuant to the terms of a Fundamental Transaction following the Amalgamation; (ix) the establishment of a trading plan pursuant to Rule 10b5-1 under the Securities and Exchange Act of 1934, as amended (“10b5-1 Plan”), provided that no Transfer of Lockup Securities shall occur during the applicable lockup period; (x) the exercise or conversion of any Converted Options or Converted Warrants; provided that such restrictions shall apply to any of the Securityholder’s Lockup Securities issued upon such exercise or conversion; (xi) any Transfers of the Lockup Securities to Spinco or the Company or any deemed disposition or deemed sale with respect to such Lockup Securities in connection with the full or partial payment of exercise or purchase prices and taxes or tax withholding obligations required to be paid or satisfied upon the settlement, vesting, or exercise of any Converted Options or Converted Warrants, including any net exercise, or broker-assisted sales of shares for the sole purpose of covering such payment, provided that such restrictions shall apply to any of the Securityholder’s Lockup Securities issued to the undersigned upon such settlement, vesting or exercise; provided, further, that in the case of clauses (i) through (vii), (a) each permitted transferee must evidence in a writing reasonably satisfactory to Spinco and the Company such transferee’s agreement to be bound by the Transfer restrictions in this Agreement; (b) the Transfer does not involve a disposition for value, and (c) if a Section 16 filing or other public filing reporting a change in beneficial ownership is required to be made with respect to such Transfers, such filing shall clearly indicate in the footnotes thereto that the filing relates to the circumstances described in the applicable clause(s) above; and (d) the Securityholder does not otherwise voluntarily effect any public filing or report regarding such Transfers.

For the purposes of this Agreement, a “Fundamental Transaction” means a liquidation, merger, stock exchange, reorganization or other similar transaction of Spinco that results in all of its shareholders having the right to exchange their respective Spinco Common Shares for cash, securities or other property.

c.	The Securityholder agrees and consents to the entry of stop transfer instructions with Spinco’s transfer agent and registrar relating to the Transfer of such Securityholder’s Spinco Common Shares except in compliance with the provisions in this Section 1.

2.	Securityholder Representations and Warranties. Each Securityholder represents and warrants to Spinco and the Company as of the date hereof as follows:

a.	If the Securityholder is an entity, the Securityholder is a corporation, limited liability company or other applicable business entity duly organized or formed, as applicable, validly existing and in good standing (or the equivalent thereof, if applicable, in each case, with respect to the jurisdictions that recognize the concept of good standing or any equivalent thereof) under the Laws of its jurisdiction of formation or organization (as applicable).

b.	The Securityholder has the requisite corporate, limited liability company or other similar power and authority (or, if the Securityholder is a natural person, the Securityholder has the legal capacity) to execute and deliver this Agreement, to perform his, her or its covenants, agreements and obligations hereunder, and to consummate the transactions contemplated hereby. If the Securityholder is an entity, the execution and delivery of this Agreement have been duly authorized by all necessary corporate (or other similar) action on the part of the Securityholder. This Agreement has been duly and validly executed and delivered by the Securityholder and constitutes a valid, legal and binding agreement of the Securityholder (assuming that this Agreement is duly authorized, executed and delivered by Spinco and the Company), enforceable against the Securityholder in accordance with its terms.

c.	No consent, approval or authorization of, or designation, declaration or filing with, any Governmental Authority is required or is reasonably expected to be required on the part of the Securityholder with respect to the Securityholder’s execution, delivery or performance (as applicable) of his, her or its covenants, agreements or obligations under this Agreement or the consummation of the transactions contemplated hereby.

d.	There is no Proceeding pending or, to the Securityholder’s knowledge, threatened against or involving the Securityholder or any of his, her or its Affiliates that, if adversely decided or resolved, would reasonably be expected to adversely affect the ability of the Securityholder to perform, or otherwise comply with, any of its covenants, agreements or obligations under this Agreement in any material respect.

3.	Notices. All notices, consents, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered (a) in person, (b) by electronic means (including e-mail), with affirmative confirmation of receipt, (c) one (1) Business Day after being sent, if sent by reputable, nationally recognized overnight courier service or (d) three (3) Business Days after being mailed, if sent by registered or certified mail, pre-paid and return receipt requested, in each case to the applicable Party at the following addresses (or at such other address for a Party as shall be specified by like notice):

if to Spinco, at or prior to the Effective Time, to:

c/o Inpixon

2479 E Bayshore Rd, Suite 195

Palo Alto, California 94303

Attn: Melanie Figueroa

E-mail: melanie.figueroa@inpixon.com

with a copy (which shall not constitute notice) to:

Norton Rose Fulbright US LLP

1045 W Fulton Market, Suite 1200

Chicago, Illinois 60607

Attn: Kevin Friedmann

E-mail: kevin.friedmann@nortonrosefulbright.com

if to the Company, or to Spinco at or following the Effective Time, to:

Damon Motors Inc.

704 Alexander Street

Vancouver, British Columbia V6A 1E3

Attention: Jay Giraud

Email: jay@damon.com

with a copy (which shall not constitute notice) to:

Dorsey & Whitney LLP

TD Canada Trust Tower

Brookfield Place 161 Bay Street, Suite 4310

Toronto, Ontario M5J 2S1

Attention: Richard Raymer

E-Mail: raymer.richard@dorsey.com

And to:

Gowling WLG (Canada) LLP

1600, 421 7th Avenue SW,

Calgary, Alberta, T2P 4K9

Attention: Sharagim Habibi

Email: Sharagim.Habibi@gowlingwlg.com

and if, to a Securityholder, to the address or email address set on the Securityholder’s signature page hereto, or in the absence of such address or email address being set forth thereon, the address (including email) set forth in the Company’s books and records.

4.	Entire Agreement. This Agreement, the Business Combination Agreement and documents referred to herein and therein constitute the entire agreement of the Parties with respect to the subject matter of this Agreement, and supersede all prior agreements and undertakings, both written and oral, among the Parties with respect to the subject matter of this Agreement, except as otherwise expressly provided in this Agreement.

5.	Amendments and Waivers; Assignment. Any provision of this Agreement may be amended or waived for any Securityholder only if such amendment or waiver is in writing and signed by such Securityholder, Spinco, and the Company; provided, however, that no amendment or waiver may cause any Securityholder to receive treatment that is more favorable than what is provided to all other Securityholders or any other securityholders of Spinco who are otherwise subject to lockup arrangements for their Spinco securities. No failure or delay by any Party in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right hereunder. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assignable by any of the Parties, except with respect to a Transfer completed in accordance with the terms of this Agreement. Any attempted assignment of this Agreement not in accordance with the terms of this Section 5 shall be void.

6.	No Third Party Beneficiaries. This Agreement shall be for the sole benefit of the Parties and their respective successors and permitted assigns and is not intended, nor shall it be construed, to give any Person, other than the Parties and their respective successors and permitted assigns, any legal or equitable right, benefit or remedy of any nature whatsoever by reason of this Agreement.

7.	Miscellaneous. Sections 10.4 (Governing Law; Jurisdiction), 10.5 (Waiver of Jury Trial), 10.7 (Severability), 10.11 (Interpretation) and 10.12 (Counterparts) of the Business Combination Agreement are incorporated herein by reference and shall apply to this Agreement, mutatis mutandis.

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IN WITNESS WHEREOF, the Parties have executed and delivered this Lockup Agreement as of the date first above written.

GRAFITI HOLDING INC.

By:
Name:
Title:

[Lockup Agreement]

DAMON MOTORS INC.

By:
Name:
Title:

[Lockup Agreement]

COMPANY SECURITYHOLDER:

[if an entity]

(entity name)

By:
Name:
Title:

Address 1:
Address 2:
Address 3:

[if an individual]

Signature:
Print Name:

Address 1:
Address 2:
Address 3:

[Lockup Agreement]